As filed with the Securities and Exchange Commission on April 2, 2012

Registration No. 333-169661

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POKERTEK, INC.
(Exact name of registrant as specified in its charter)

North Carolina	61-1455265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1150 Crews Road, Suite F
Matthews, North Carolina 28105
(704) 849-0860
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Roberson
Chief Executive Officer
PokerTek, Inc.
1150 Crews Road, Suite F
Matthews, North Carolina 28105
(704) 849-0860
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth S. Rose, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Ave
Suite 1401
New York, NY  10022
(212) 838-5030

Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”) check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON A DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-1 (File No. 333-169661) (the “Registration Statement”) of PokerTek, Inc. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement and the Prospectus included therein as originally declared effective by the Securities and Exchange Commission on November 10, 2010, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 27, 2012.

The information included in this Post-Effective Amendment No. 1 updates and supplements the Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed. The selling security holders may not sell the securities covered by this prospectus supplement until the Post-Effective Amendment of which this prospectus supplement is a part filed with the Securities and Exchange Commission is declared effective. This prospectus supplement is not an offer to sell and is not soliciting an offer to purchase the securities in any jurisdiction where such offer or sale is prohibited.

Prospectus Supplement	Filed Pursuant to Rule 424(b)(3)
(To Prospectus Dated November 12, 2010)	Registration No. 333-169661

SUBJECT TO COMPLETION, DATED APRIL 2, 2012

PROSPECTUS

POKERTEK, INC.

2,247,843 Shares of Common Stock

This is a prospectus supplement (the “Prospectus Supplement”) to our prospectus dated November 12, 2010 (the “Prospectus”) relating to the sale from time to time by Lincoln Park Capital Fund, LLC (“LPC”) of up to 2,247,843 shares of the common stock, no par value, of PokerTek, Inc. (referred to herein as the “Registrant,” the “Company,” “PokerTek,” or “we,” “us,” or “our”). This Prospectus Supplement supplements and amends the information contained in the Prospectus. We have incorporated by reference into this Prospectus Supplement the information contained in our Annual Report on Form 10-K for the year ended December 31, 2011.

Please refer to the section of the Prospectus entitled “The Lincoln Park Capital Transaction,” and “The Selling Stockholders” for additional information. The prices at which LPC may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by the LPC.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and listed on the NASDAQ Capital Market under the symbol “PTEK.”

This Prospectus Supplement should be read in conjunction with the Prospectus and may not be delivered or utilized without the Prospectus. This Prospectus Supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this Prospectus Supplement supersedes the information contained in the Prospectus.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 4 of the Prospectus and page 6 of our Annual Report on Form 10-K for a discussion of these risks.

LPC is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2012.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this Prospectus Supplement the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

●	Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 27, 2012.

By incorporating by reference our Annual Report on Form 10-K we can disclose important information to you by referring you to our Annual Report on Form 10-K which is considered part of this Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus Supplement will be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus Supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

We post on our public website (www.pokertek.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as well as our definitive Proxy Statement as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Prospectus. Copies of any of these documents may be obtained free of charge through our website or by contacting Mark D. Roberson, our Chief Executive Officer, at PokerTek, Inc., 1150 Crews Road, Suite F, Matthews, NC 28105, or by phone at (704) 849-0860.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov.

You should rely only on the information contained in this Prospectus Supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this Prospectus Supplement.

EXPERTS
McGladrey & Pullen, LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule as of December 31, 2011 and 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in the Prospectus and elsewhere in the Registration Statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on McGladrey & Pullen, LLP’s report, given on their authority as experts in accounting and auditing.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

We estimate that expenses payable by us in connection with the sale of our common stock to LPC described in this Registration Statement will be as follows:

SEC registration fee	$117.00
NASDAQ Capital Market listing application fee*	22,478.00
Legal fees and expenses	35,000.00
Accounting fees and expenses	17,000.00
Printing and engraving expenses	1,000.00
Miscellaneous	1,000.00

Total	$76,595.00

*	Estimated to be payable at the rate of $0.01 per share as the shares are issued.

Except for the SEC registration fee, all of the amounts shown above are estimates.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (1) a corporation must indemnify a director or officer who is wholly successful in his or her defense of a proceeding to which such person is a party because of his or her status as such, unless limited by the articles of incorporation, and (2) a corporation may indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him or her, the corporation may not indemnify him or her. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

Our Amended and Restated Bylaws provide for the indemnification of any of our directors or officers against liabilities and litigation expenses arising out of his or her status as such, to the fullest extent permitted by law.

Our Restated Articles of Incorporation provide for the elimination of the personal liability of each of our directors to the fullest extent permitted by law.

We have entered into indemnification agreements with members of the Board of Directors and certain officers that provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred in any action or proceeding. We maintain directors’ and officers’ liability insurance for the benefit of its directors and certain of its officers.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act, and the SEC’s position with respect to the enforceability thereof.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On May 16, 2011, we and five of our officers and directors and private investors entered into Subscription Agreements providing for the issuance by us and the purchase by the investors of a total of 506,161 shares of our common stock for an aggregate purchase price of $648,440 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act.

On June 24, 2010, we entered into a $5 million purchase agreement that was subsequently amended on September 27, 2010 (the “Purchase Agreement”), with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited-liability company. In accordance with the Purchase Agreement, LPC simultaneously with the execution of the Purchase Agreement purchased from us 40,000 shares of our common stock and a warrant to purchase an additional 40,000 shares of our common stock at $2.75 per share for an aggregate purchase price of $100,000. The warrant contains a call provision exercisable by us in the event our common stock trades above $7.50 per share for 20 consecutive days.

The Purchase Agreement, as amended, provides that we have the right over a 30-month period, or until March 10, 2013, to sell shares of our common stock to LPC every two business days in the amount of $50,000, which amount may be increased under certain circumstances. The purchase price is determined based on the lesser of the lowest sale price on the purchase date or the average of the three lowest closing sale prices during the preceding 12 days. In consideration for entering into the agreement, we issued to LPC 55,000 shares of our common stock and may issue up to 72,000 additional shares of common stock on a pro rata basis only if and when we sell additional shares to LPC. These shares will be held by LPC for 30 months or until such time when the Purchase Agreement is terminated.

Since June 24, 2010, we have sold an aggregate of 439,863 shares of our common stock to LPC for aggregate gross proceeds of $574,986.

On April 7, 2010, we and four of our officers and directors and five private investors entered into Subscription Agreements providing for the issuance by us and the purchase by the investors of a total of 536,137 shares of our common stock for an aggregate purchase price of $260,000 in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act. The five private investors each received 10,000 common stock warrants at an exercise price of $1.00 for a total issuance of 50,000 common stock warrants.

On August 13, 2009, we entered into a Stock Purchase Agreement with ICP Electronics, Inc. pursuant to which we agreed to sell 565,000 shares of common stock to ICP Electronics. The shares of common stock that were sold were valued at a price of $0.85 per share and were exchanged with ICP Electronics for 191 Heads-Up Challenge units for immediate delivery.  As of October 9, 2009, we sold an additional 120,000 shares of our common stock to ICP Electronics pursuant to the Stock Purchase Agreement dated August 13, 2009.  The shares were valued at a price of $0.90 per share and were exchanged with ICP Electronics in payment for products and services.  The shares were sold in reliance upon exemptions from registration under the Securities Act pursuant to Section 4(6) and Regulation S promulgated under the Securities Act.

On August 28, 2009, we completed a private placement for $500,000, issuing 686,090 shares.  Lyle A. Berman, our Chairman, invested $250,000 to purchase 328,947 shares at $0.76, the consolidated closing bid price immediately preceding the transaction.  A second investor invested $250,000 to purchase 357,143 shares at $0.70. The shares were sold in reliance upon exemptions from registration under the Securities Act pursuant to Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act.

On September 10, 2009, we entered into binding agreements with three debt holders to convert an aggregate of $1.2 million principal amount of loans into 1,445,784 shares of common stock, at a conversion price of $0.83 per share, which represented the consolidated closing bid price on the NASDAQ Capital Markets exchange as of the close of the trading day immediately preceding these transactions. Lyle A. Berman, James T. Crawford and Arthur L. Lomax, all members of our Board of Directors, agreed to participate in the debt conversion. Mr. Berman converted $500,000, Mr. Crawford converted $500,000 and Mr. Lomax converted $200,000 of outstanding loan principal to common stock, in a transaction that was exempt from the registration requirements of the Securities Act, pursuant to Section 3(a)(9) and Section 4(6).

ITEM 16. EXHIBITS.

The exhibits listed in the Exhibit Index to this Registration Statement are filed herewith or incorporated by reference to other filings.

ITEM 17. UNDERTAKINGS

(a)	We, the undersigned Registrant, hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)
We hereby undertake that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
We hereby undertake that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-1 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Matthews, State of North Carolina, on this 2nd day of April, 2012.

PokerTek, Inc.

By:	/s/ Mark D. Roberson
Mark D. Roberson Chief Executive Officer, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 2, 2012:

/s/ Mark D. Roberson
Mark D. Roberson Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Lyle A. Berman*	/s/ Gehrig H. White*
Lyle A. Berman Chairman of the Board of Directors	Gehrig H. White Vice Chairman of the Board of Directors

/s/ James T. Crawford, III*	/s/ Joseph J. Lahti*
James T. Crawford, III President and Director	Joseph J. Lahti Director

/s/ Arthur L. Lomax*
Arthur L. Lomax Director

*By: /s/ Mark D. Roberson
Mark D. Roberson Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).

3.2	Bylaws (as amended and restated through July 29, 2005) (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to our Registration Statement on Form S-1 filed on October 5, 2005 (No. 333-127181)).

5.1	Opinion of Martin & Pritchett, P.A. with respect to the legality of the shares of common stock being registered (previously filed).

10.1
Trademark Assignment Agreement among PokerTek, Inc., James T. Crawford and Gehrig H. White, effective July 13, 2005 (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).

10.2	PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 99 to our Registration Statement on Form S-8 filed on June 6, 2007 (No. 333-143552)).*

10.3
Form of Employee Incentive Stock Option Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.4
Form of Employee Nonqualified Stock Option Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.5
Form of Director Nonqualified Stock Option Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.6
Form of Independent Contractor Nonqualified Stock Option Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.7
Form of Restricted Stock Award Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.8	PokerTek, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).*

10.9
Form of Stock Option Agreement for PokerTek, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to our Registration Statement on Form S-1 filed on September 13, 2005 (No. 333-127181)).*

10.10	Form of Non-Employee Director Stock Option Agreement for PokerTek, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to our Current Report on Form 8-K filed on March 6, 2006).*

10.11
PokerTek, Inc. 2004 Stock Incentive Plan (as amended and restated through July 29, 2005) (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).*

10.12	Form of Stock Option Agreement for 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).*

10.13
Note Purchase Agreement by and between PokerTek, Inc. and Lyle A. Berman, James T. Crawford, Arthur L. Lomax and Gehrig H. White, dated March 24, 2008 (incorporated by reference to Exhibit 10.4 to our Form 10-Q for the quarterly ended March 31, 2008 filed on May 15, 2008).

Exhibit No.	Description

10.14
Loan and Security Agreement, effective July 25, 2008, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarterly period ended June 30, 2008 filed August 14, 2008).

10.15
Export-Import Bank Loan and Security Agreement, dated July 25, 2008, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 to our Form 10-Q for the quarterly period ended June 30, 2008 filed August 14, 2008).

10.16
Borrower Agreement, dated July 25, 2008, made and entered into by PokerTek, Inc. in favor of the Export-Import Bank of the United States and Silicon Valley Bank (incorporated by reference to Exhibit 10.3 to our Form 10-Q for the quarterly period ended June 30, 2008 filed on August 14, 2008).

10.17
First Amendment to Loan and Security Agreement, dated December 23, 2008, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarterly period ended March 31, 2009 filed on May 14, 2009).

10.18
First Amendment to Export-Import Bank Loan and Security Agreement, dated December 23, 2008, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 to our Form 10-Q for the quarterly period ended March 31, 2009 filed on May 14, 2009).

10.19
Second Amendment to Loan and Security Agreement, dated July 23, 2009, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.20
Second Amendment to Export-Import Bank Loan and Security Agreement, dated July 23, 2009, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.21
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and Joseph J. Lahti (incorporated by reference to Exhibit 10.7 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.22
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and Arthur L. Lomax (incorporated by reference to Exhibit 10.8 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.23
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and James T. Crawford (incorporated by reference to Exhibit 10.9 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.24
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and Gehrig H. White (incorporated by reference to Exhibit 10.10 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.25
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and Mark D. Roberson (incorporated by reference to Exhibit 10.11 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.26
Amendment No. 1 to a $2.0 million Secured Promissory Note between PokerTek, Inc. and Lyle A. Berman, Gehrig H. White, James T. Crawford, and Arthur L. Lomax, effective as of July 9, 2009 (incorporated by reference to Exhibit 10.14 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.27
Amendment No. 2 to Secured Promissory Note and Amendment No. 1 to Note Purchase Agreement and Security Agreement, dated September 10, 2009(incorporated by reference to Exhibit 10.2 to our Form 10-Q for the quarterly period ended September 30, 2009 filed on November 13, 2009).

10.28	PokerTek, Inc. 2009 Stock Incentive Plan (incorporated by reference to Appendix A to our Definitive Schedule 14A filed on August 7, 2009).*

10.29	Third Amendment to Loan and Security Agreement, dated August 27, 2010, between us and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 from our Form 10-Q filed on November 15, 2010).

Exhibit No.	Description

10.30
Amended and Restated Purchase Agreement dated as of September 27, 2010, by and between us and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 from our Form 8-K filed on September 28, 2010).

10.31	Amendment to the PokerTek, Inc. 2009 Stock Incentive Plan effective as of June 2, 2011 (incorporated by reference to Appendix A to our Definitive Schedule 14A filed on April 29, 2011).*

10.32	Loan Modification Agreement, dated June 2, 2011, by and among us and our founders (incorporated by reference to Exhibit 10.1 from our Form 8-K filed on June 7, 2011).

10.33	Employment Agreement, dated June 2, 2011, between us and Mark D. Roberson(incorporated by reference to Exhibit 10.2 from our Form 8-K filed on June 7, 2011).*

10.34	Employment Agreement, dated June 2, 2011, between us and James T. Crawford (incorporated by reference to Exhibit 10.3 from our Form 8-K filed on June 7, 2011).*

10.35	Office/Warehouse Lease Amendment No. 2 between us and Crawford White Investments, LLC dated August 11, 2011 (incorporated by reference to Exhibit 10.1 from our Form 10-Q filed on August 8, 2011).

10.36	Fifth Amendment to the Loan and Security Agreement between us and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 from our Form 8-K filed on November 14, 2011).

10.37	Sixth Amendment to the Loan and Security Agreement between us and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 from our Form 8-K filed on February 23, 2011).

10.38
Form of Employee Incentive Stock Option Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan(incorporated by reference to Exhibit 10.38 from our Annual Report on Form 10-K filed on March 27, 2012).*

10.39
Form of Employee Nonqualified Stock Option Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan(incorporated by reference to Exhibit 10.39 from our Annual Report on Form 10-K filed on March 27, 2012).*

10.40
Form of Director Nonqualified Stock Option Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan(incorporated by reference to Exhibit 10.40 from our Annual Report on Form 10-K filed on March 27, 2012).*

10.41
Form of Independent Contractor Nonqualified Stock Option Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.41 from our Annual Report on Form 10-K filed on March 27, 2012).*

10.42	Form of Restricted Stock Award Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.42 from our Annual Report on Form 10-K filed on March 27, 2012).*

21	List of Subsidiaries (incorporated by reference to Exhibit 21 to our Form 10-K for year ended December 31, 2011 filed on March 27, 2012).

23.1	Consent of McGladrey & Pullen, LLP (filed herewith).

23.2	Consent of Martin & Pritchett, P.A. (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (previously filed).

*	Compensatory plan or arrangement or management contract

Our SEC file number reference for documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, is 000-51572.